Exhibit 99.1

The report accompanying these financial statements was issued by BDO USA, LLP, a Delaware limited liability partnership and the U.S. member of BDO International Limited, a UK company limited by guarantee.

LogicBlox-Predictix Holdings, Inc.

Consolidated Financial Statements

Year Ended December 31, 2015

LogicBlox-Predictix Holdings, Inc.

Tel: 404-688-6841 Fax: 404-688-1075 www.bdo.com	1100 Peachtree Street NE, Suite 700 Atlanta, GA 30309

Independent Auditor’s Report

To the Board of Directors

LogicBlox-Predictix Holdings, Inc.

Atlanta, Georgia

We have audited the accompanying consolidated financial statements of LogicBlox-Predictix Holdings, Inc. and its subsidiaries, which comprise the consolidated balance sheet as of December 31, 2015, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for the year then ended and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of LogicBlox-Predictix Holdings, Inc. and its subsidiaries as of December 31, 2015 and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

August 31, 2016

LogicBlox-Predictix Holdings, Inc.

Consolidated Balance Sheet

December 31,	2015
Assets
Current Assets
Cash	$589,752
Accounts receivable, Net	2,700,765
Prepaid expenses	287,217

Total Current Assets	3,577,734
Property and Equipment, Net	241,747
Intangible Assets, Net	17,069,894
Goodwill	17,274,890
Other Assets	37,318

Total Assets	$38,201,583

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$2,025,170
Accrued payroll liabilities	1,749,272
Other accrued liabilities	3,302,788
Line of credit	1,609,502
Current portion of long-term debt	1,000,000

Total Current Liabilities	9,686,732

Non Current Liabilities
Long-term debt	2,000,000
Deferred revenue	1,292,667

Total Non Current Liabilities	3,292,667

Commitments and Contingencies (Note 6) Stockholders’ Equity
Preferred Series A stock, $0.0001 par value, 120,000,000 shares authorized, 94,042,025 issued and outstanding	9,404
Common stock, $0.0001 par value, 162,000,000 shares authorized, 25,680,374 shares issued and outstanding as of December 31, 2015	2,568
Additional paid-in capital - preferred stock	30,041,051
Additional paid-in capital - common stock	2,686,133
Accumulated deficit	(7,513,249)
Accumulated other comprehensive loss	(3,723)

Total Stockholders’ Equity	25,222,184

Total Liabilities and Stockholders’ Equity	$38,201,583

See accompanying notes to consolidated financial statements.

LogicBlox-Predictix Holdings, Inc.

Consolidated Statement of Operations and Comprehensive Loss

Year Ended
December 31,
2015
Revenues	$20,474,315

Costs of Revenues	12,603,893

Gross Profit	7,870,422

Operating Expenses
Selling, general and administrative expenses	13,712,663
Depreciation and amortization	2,694,741

Total Operating Expenses	16,407,404

Operating Loss	(8,536,982)

Other Expense
Interest expense	130,579
Other	141,104

Total Other Expense	271,683

Loss Before Income Tax Benefit	(8,808,665)

Income Tax Benefit	2,683,480

Net Loss	(6,125,185)

Other Comprehensive Loss - Foreign Currency Translation	(33,801)

Comprehensive Loss	$(6,158,986)

See accompanying notes to consolidated financial statements.

LogicBlox-Predictix Holdings, Inc.

Consolidated Statement of Stockholders’ Equity

Year ended December 31, 2015
					Accumulated
			Additional		Other	Total
	Preferred	Common	Paid-in	Accumulated	Comprehensive	Stockholders’
	Stock	Stock	Capital	Deficit	Income (Loss)	Equity
Balance, December 31, 2014	$9,404	$2,179	$33,657,483	$(1,388,064)	$30,078	$32,311,080
Issuance of common stock	—	389	150,327	—	—	150,716
Stock-based compensation	—	—	350,046	—	—	350,046
Preferred stock dividend	—	—	(1,430,672)	—	—	(1,430,672)
Net loss	—	—	—	(6,125,185)	—	(6,125,185)
Other comprehensive loss	—	—	—	—	(33,801)	(33,801)

Balance, December 31, 2015	$9,404	$2,568	$32,727,184	$(7,513,249)	$(3,723)	$25,222,184

See accompanying notes to consolidated financial statements.

LogicBlox-Predictix Holdings, Inc.

Consolidated Statement of Cash Flows

Year Ended
December 31,
2015
Cash Flows from Operating Activities
Net loss	$(6,125,185)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,694,741
Stock-based compensation	350,046
Deferred income taxes	(2,683,480)
Changes in operating assets and liabilities:
Accounts receivable	180,284
Prepaid expenses	(162,411)
Other assets	(54,150)
Accounts payable	425,420
Accrued payroll liabilities	1,524,068
Deferred revenue	(825,063)
Other accrued liabilities	(70,171)

Net cash used in operating activities	(4,745,901)

Cash Flows from Investing Activities
Purchases/acquisitions of property and equipment	(187,874)

Net cash used in investing activities	(187,874)

Cash Flows from Financing Activities
Issuance of common stock	150,716
Proceeds from revolving line of credit, net	1,609,502
Proceeds from term loan	3,000,000

Net cash provided by financing activities	4,760,218

Net Decrease in Cash	(173,557)
Cash, beginning of period	763,309

Cash, end of period	$589,752

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$130,579

Non-cash Financing Activities
Unpaid dividends on preferred shares	$1,430,672

See accompanying notes to consolidated financial statements.

LogicBlox-Predictix Holdings, Inc.

Notes to Consolidated Financial Statements

1. Description of Business and Summary of Significant Accounting Policies

Organization and Operations

LogicBlox-Predictix Holdings, Inc. (the “Company”) was legally formed in Delaware on November 5, 2014, and is the ultimate parent company of LogicBlox, Inc. (“LogicBlox”) and Predictix, LLC (“Predictix”). LogicBlox and Predictix became subsidiaries of the Company upon completion of a merger transaction on November 20, 2014. Since its inception through the date of the merger, the Company did not have any activity other than the issuance of preferred stock. Additionally, the Company does not have its own operations.

LogicBlox was formed on May 29, 2002, for the purpose of developing and delivering, as a cloud service, hybrid database technology that combines transactions, analytics, graphs, statistics, machine learning, planning, and business logic. The LogicBlox database is used principally by Predictix, and also by independent software vendors and end customers to build “Big Data” predictive and prescriptive applications in industries including retail, consumer packaged goods, finance, and healthcare. Predictix was formed on June 17, 2005, for the purpose of providing Software-as-a-Service (“SaaS”) for retailers and wholesalers in the United States of America and abroad. Software developed by the Company helps retailers focus on merchandise planning and allocation, assortment and space planning, pricing and promotions, and forecasting and replenishment.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, which are comprised of LogicBlox, Inc. and Predictix, LLC and Predictix’s wholly-owned subsidiaries, Predictix, Ltd., which is based in the United Kingdom, and Predictix SARL, which is based in Tunisia (collectively referred to as “the Company”).

All significant intercompany transactions and balances have been eliminated upon consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with an initial maturity of three months or less. The Company places its temporary cash investments with high credit quality financial institutions in the United States of America. At times, such investments may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limit. As of December 31, 2015, $444,106 was on deposit at a single financial institution with $194,103 of that cash above the federal deposit insurance limits.

LogicBlox-Predictix Holdings, Inc.

Notes to Consolidated Financial Statements

Accounts Receivable

Accounts receivable are stated at the amount the Company expects to collect. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectability of specific customer accounts: customer credit-worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. Past due balances over 90 days and other higher risk amounts are reviewed individually for collectability. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. Based on management’s assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are recorded using the straight-line method applied over the estimated useful lives of the assets, which range from one to six years. The estimated useful life for leasehold improvements is based on the life of the related lease or the life of the asset, whichever is shorter; the estimated useful life for all other assets is considered to be three years.

Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, loss is recognized for the difference between the carrying value and the fair value of the asset.

Goodwill

Goodwill is the excess of purchase price over the fair value of the identifiable net assets acquired in business combinations. Goodwill is assessed annually for impairment and when a triggering event occurs that indicates that the fair value of the Company may be below its carrying amount. These events would include a significant change in the business climate, legal factors, operating performance indicator, competition, sale or disposition of a significant portion of the business, or other factors. When a triggering event occurs, the Company first assesses qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of the Company is less that its carrying value. If, after assessing the events or circumstances, the Company determines it is not more likely than not that goodwill is not impaired, further testing is not necessary. The qualitative factors considered include, but were not limited to, changes in macroeconomic conditions; changes in industry and market conditions; changes in legal, regulatory, contractual and political conditions; changes in operating expenses; and changes in financial performance including earnings and cash flows. If the qualitative assessment indicates that it is more likely than not that goodwill is impaired, the Company performs a quantitative test to compare the Company’s fair value with its carrying amount, including goodwill. The goodwill impairment loss, if any, represents the excess of the carrying amount of the entity over its fair value. The Company did not recognize any impairment loss during the year ended December 31, 2015.

LogicBlox-Predictix Holdings, Inc.

Notes to Consolidated Financial Statements

Other Intangible Assets

Intangible assets, other than goodwill, consist primarily of acquired customer relationships, software technology and trademarks. Customer relationships represent the value to the Company of the benefit of acquiring the existing customer base and are amortized over the estimated life of the customer base of 14 years using an accelerated method. Software technology and trademarks are amortized on a straight-line basis over their estimated useful lives of seven years and 15 years, respectively. The Company reviews definite-lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the estimated future cash flows (undiscounted) expected to result from the use and eventual disposition of an asset is less than the carrying amount of the asset, an impairment loss is recognized. Measurement of an impairment loss is based on the fair value of the asset. No impairments of intangible assets have been identified during the year ended December 31, 2015.

Revenues

Revenues are primarily derived from SaaS and technology license subscription fees, cloud hosting, and related professional services. The Company recognizes revenue only when all of the following criteria have been met: persuasive evidence of an arrangement exists; delivery has occurred; the fee for the arrangement is fixed or determinable; and collectability is reasonably assured. Deferred revenues represent cash received in advance of services performed under contracts.

The Company may enter into multiple element revenue arrangements in which a customer may purchase hosting services, implementation services, maintenance, and support. In these arrangements, the Company allocates revenue to each element of the arrangement based on their relative selling prices, if the elements have standalone value. The Company uses a hierarchy to determine the selling price to be used for allocating revenue to deliverables: (i) vendor-specific objective evidence of fair value (“VSOE”), (ii) third-party evidence of selling price (“TPE”) and (iii) best estimate of the selling price (“ESP”). The Company determines ESP for each deliverable by considering multiple factors including pricing practices, hardware platforms, geographies and customer classes. Once elements of an arrangement are separated into more than one unit of accounting, revenue is recognized for each separate unit of accounting based on the nature of the revenue. The guidance suggests specific considerations should be given to the evaluation of standalone value for professional services sold with cloud hosting services. The Company considers in its evaluation of standalone value (i) if the Company, or other vendors, sell similar services separately, and (ii) the professional services are so unique that only the Company can provide them. To date, the Company has concluded implementation services, maintenance, and support, included in the cloud based multiple-deliverable arrangement do not have standalone value and, therefore, all revenue is recognized ratably over the contractual term of the subscription agreement.

Costs of Revenues

Costs of revenues include the costs of delivering and supporting products licensed and services sold, and are recognized when incurred. The predominant costs are personnel costs.

LogicBlox-Predictix Holdings, Inc.

Notes to Consolidated Financial Statements

Marketing Expenses

The Company expenses marketing costs as incurred. Marketing costs were $928,510 for the year ended December 31, 2015.

Income Taxes

The Company utilizes the asset and liability method of accounting for income taxes as set forth in FASB ASC 740, Income Taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, as well as the net operating loss, capital loss and tax credit carry forwards. Deferred tax assets and liabilities are classified as current or noncurrent based on the classification of the related assets or liabilities for financial reporting, or accounting to the expected reversal dates of temporary differences, if not related to an asset or liability for financial reporting. Valuation allowances are established against deferred tax assets if it is more likely than not that they will not be realized. As of December 31, 2015, a full valuation allowance has been provided against the net deferred tax assets.

The Company adopted the provisions of ASC 740, Income Taxes, which clarifies the accounting for uncertainty in income taxes. The standard prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. The interpretation requires that the Company recognize in its financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The Company would record interest and penalties, if any, related to income tax in benefit for income taxes in the accompanying consolidated statement of operations and comprehensive loss. The Company has determined it had no uncertain tax positions as of December 31, 2015.

As of December 31, 2015, the tax years 2011 through 2014 generally remain subject to examination by federal and most state tax authorities.

Foreign Currency

The financial position and results of operations of the Company’s foreign subsidiaries are measured using the foreign subsidiary’s local currency as the functional currency. Revenues and expenses of such subsidiaries have been translated into U.S. dollars at average exchange rates prevailing during the period. Assets and liabilities have been translated at the rates of exchange on the balance sheet date. The resulting translation gain and loss adjustments are recorded directly as a separate component of stockholders’ equity, unless there is a sale or complete liquidation of the underlying foreign investments.

Loss Contingencies

Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

LogicBlox-Predictix Holdings, Inc.

Notes to Consolidated Financial Statements

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Stock-based Compensation

Stock-based compensation expense related to employee and director share-based compensation plans, including stock options and restricted stock units, is measured on the grant date, based on the fair value-based measurement of the award and is recognized as an expense using the straight-line method over the requisite service period which generally equals the vesting period of each grant. The Company selected the Black-Scholes option pricing model for determining the estimated fair value-based measurements of share-based awards. The use of the Black-Scholes model requires the use of assumptions including expected term, expected volatility, risk-free interest rate and expected dividends. The Company estimates the fair value of awards of restricted shares as being equal to the market value of the common stock on the date of the award.

2. Liquidity and Management’s Plan

The Company believes that it currently has sufficient cash and financing commitments to meet its funding requirements over the next fiscal year. In order to meet the Company’s obligations related to the Credit Agreement discussed in Note 5, the Company expects that it will need to extend, restructure, renegotiate or refinance these obligations, or obtain additional funding over the next two years. There can be no assurance as to the availability or terms upon which such financing might be available. These consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern arising from its inability to continue to meet its obligations as they become due. See Note 10 for subsequent events.

LogicBlox-Predictix Holdings, Inc.

Notes to Consolidated Financial Statements

3. Intangible Assets

Intangible assets, other than goodwill, subject to amortization consist of the following as of and for the year ended December 31, 2015:

	January 1, 2015	Amortization	December 31, 2015
Trademark	$1,474,195	$94,875	$1,379,320
Customer relationships	12,109,855	1,565,423	10,544,432
Non-compete agreement	66,458	66,458	—
Technology and software	6,020,428	874,286	5,146,142

	$19,670,936	$2,601,042	$17,069,894

Amortization expense is included in depreciation and amortization expense in the Consolidated Statements of Operations and Comprehensive Loss. Amortization expense recognized for the year ended December 31, 2015, was $2,601,042.

Amortization expense over the next five years and thereafter is expected to be as follows:

December 31,	Amount
2016	$2,378,042
2017	2,237,153
2018	2,110,354
2019	1,996,235
2020 and threafter	8,348,110

Total	$17,069,894

4. Long-term Debt

On February 6, 2015, the Company entered into a loan and security agreement with a financial institution (the “Credit Agreement”). Under the terms of the Credit Agreement, the Company was extended a line of credit and a term loan of $3,000,000.

The maximum amount available for borrowing under the line of credit portion of the Credit Agreement is $2,750,000 with variable monthly interest payable at the applicable prime rate plus 1.0%. As of December 31, 2015, the revolving line of credit had a balance of $1,609,502. The line of credit matures on February 5, 2017.

LogicBlox-Predictix Holdings, Inc.

Notes to Consolidated Financial Statements

The term loan has variable monthly interest payable at the applicable prime rate plus 1.0%. The term loan requires interest-only payment from the effective date of the loan through December 31, 2015 and 36 monthly principal payments of $83,333 plus interest on the outstanding balance beginning January 1, 2016 through the maturity date of December 1, 2018. As of December 31, 2015, the term loan had a balance of $3,000,000.

On September 18, 2015, due to the Company’s noncompliance with certain financial covenants, the Company entered into an amended loan and security agreement (the “First Amendment to the Credit Agreement”) with the lender to waive the event of default and increase the interest rate of both the revolving line of credit and the term loan to applicable prime rate plus 1.5% (5.0% at December 31, 2015). The First Amendment to the Credit Agreement also added a lockbox arrangement. Funds deposited into the lockbox can be used at the lender’s discretion to paydown the revolving line of credit obligations. As a result, the Company classified the borrowings under the line of credit as short-term liability in the accompanying balance sheet as of December 31, 2015.

The Credit Agreement places restrictions on the Company as to the maintenance of certain financial ratios, including minimum liquidity ratio, adjusted EBITDA, fixed charge coverage ratio and senior leverage, and certain non-financial covenants. As of December 31, 2015, the Company was not in compliance with the minimum adjusted EBITDA covenant. The lender waived this event of default upon execution of a forbearance and second amendment to the credit agreement on May 3, 2016 (the “Second Amendment to the Credit Agreement”). In addition to the forbearance of the event of default by the lender, the Second Amendment to the Credit Agreement reduced the required minimum adjusted EBITDA for the periods ended September 30, 2016 and December 31, 2016.

A summary of the Company’s long-term debt is as follows:

December 31,	2015
Revolving line of credit	$1,609,502
Term Loan	3,000,000

Total long-term debt	4,609,502
Less current portion	(2,609,502)

Long-term debt, net of current portion	$2,000,000

5. Property and Equipment

Property and equipment as of December 31, 2015 primarily consist of computer equipment. Depreciation expense for the year ended December 31, 2015 amounted to $93,699.

LogicBlox-Predictix Holdings, Inc.

Notes to Consolidated Financial Statements

6. Commitment and Contingencies

Operating Lease

The Company leases an office space under a non-cancelable operating lease agreement which terminates on April 30, 2019. The Company recognizes rent expense on a straight-line basis over the lease term. Rental expense totaled $351,715 for the year ended December 31, 2015.

The lease agreement provides for increases in future minimum annual rental payments. The Company recorded a deferred rent liability of $214,920, presented under other accrued liabilities in the accompanying balance sheet as of December 31, 2015.

The following is a schedule by year of future minimum rental payments required under the operating lease agreement:

Year ending December 31,	Amount
2016	$372,504
2017	379,972
2018	387,589
2019	131,736

Total	$1,271,801

Litigation

From time to time, the Company and its subsidiaries may become involved in various claims and lawsuits arising in the ordinary course of business. The Company’s management expects that the ultimate resolution of any such matters will not have a material adverse effect on the Company’s financial position or results of operations.

LogicBlox-Predictix Holdings, Inc.

Notes to Consolidated Financial Statements

7. Income Taxes

The provision for income taxes consisted of the following:

Year Ended
December 31,
2015
Current
Federal	$—
State	—

Total Current	—
Deferred
Federal	(2,485,165)
State	(198,315)

Total Deferred	(2,683,480)

Income tax benefit	$(2,683,480)

A reconciliation of the differences between income tax computed at the federal statutory income tax rate and the provision for income tax benefit recorded for the year ended December 31, 2015 is as follows:

Year Ended December 31, 2015
Income tax provision at statutory rate of 35%	$(3,083,033)
State income taxes, net of federal benefit	(198,315)
Meals and entertainment	6,742
Change in valuation allowance	591,126

Income tax benefit	$(2,683,480)

LogicBlox-Predictix Holdings, Inc.

Notes to Consolidated Financial Statements

The components of the Company’s deferred tax assets and liabilities at December 31, 2015 are as follows:

December 31,	2015
Deferred Tax Assets
Net operating loss carryforwards	$5,284,154
R&D credit	1,000,040
Deferred revenue	582,773
Other	187,385

Total deferred tax assets	7,054,352
Valuation Allowance	(591,126)

Net Deferred Tax Asset	$6,463,226

Deferred Tax Liabilities
Intangible assets	(6,463,226)

Net Deferred Tax Liability	$(6,463,226)

Net Deferred Tax Liability	$—

8. Employee Benefit Plan

Effective January 1, 2004, LogicBlox employees became eligible to participate in the LogicBlox 401(k) Retirement Savings Plan (the Plan). Employees who are at least 18 years old are eligible to enroll in the Plan. Employees may defer up to 50% of their annual compensation up to a maximum amount established annually by the Internal Revenue Service. LogicBlox may, but is not required to, make discretionary matching contributions and additional discretionary profit-sharing contributions to the Plan. During the year ended December 31, 2015, neither LogicBlox nor the Company made any contributions to the Plan.

Effective September 1, 2006, all Predictix employees became eligible to participate in the Predictix, LLC 401(k) Retirement Savings Plan (the Plan). Employees who are at least 21 years old who have completed three months of service are eligible to enroll in the Plan. Employees may defer up to 100% of their annual compensation up to a maximum amount established annually by the Internal Revenue Service. Predictix may, but is not required to, make discretionary matching contributions and additional discretionary profit-sharing contributions to the Plan. During the year ended December 31, neither Predictix nor the Company made any contributions to the Plan.

9. Stockholders’ Equity and Stock-based Compensation

Common Stock

The Company was authorized to issue 162,000,000 shares of common stock. As of December 31, 2015, there were 25,680,374 shares of common stock issued and outstanding.

Preferred Stock

The Company was authorized to issue 120,000,000 shares of Series A preferred stock. As of December 31, 2015, there were 94,042,025 shares of Series A preferred stock outstanding.

LogicBlox-Predictix Holdings, Inc.

Notes to Consolidated Financial Statements

Each holder of Series A preferred stock is entitled to receive, whether or not declared by the Board of Directors, cumulative annual cash dividends at an annual rate of 8.0% per share of stock.

Each share of the Company’s Series A preferred stock is convertible into shares of common stock at the option of the holder. The number of shares of common stock to be received upon conversion is determined by dividing the original issue price for at the relevant series by the conversion price for such series. The conversion price for each series of preferred stock currently is the original share purchase price of the applicable series, therefore, at the current conversion price; each share of preferred stock will convert into one share of common stock. The conversion of Series A preferred shares is automatic upon the (i) closing of an underwritten public offering of common stock which results in aggregate cash proceeds to the Company of at least $25,000,000, or (ii) receipt of a written consent of the holders of the Series A preferred stock owning a majority of the outstanding Series A preferred stock.

Each holder of voting preferred stock shall be entitled to the number of votes equal to the number of shares of common stock into which the shares of preferred stock held by the holder of preferred stock could then be converted. The holders of preferred stock shall be entitled to vote on all matters on which the common stock shall be entitled to vote.

Preferred stockholders are entitled to receive, prior and in preference to any distribution of any assets of surplus funds of the Company to any holders of common stock, an amount equal to all declared but unpaid dividends.

In the event of liquidation, dissolution, or winding up of the Company, the preferred stockholders are entitled to liquidation preferences equal to the issuance price per share for the applicable series of preferred stock. If the assets and funds legally available for distribution among the holders of preferred stock are insufficient to permit payment in full to each of the preferred stockholders, the holders of Series A preferred shares shall share ratably in any distribution of the assets and funds of the Company legally available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amount payable on or with respect to shares were paid in full.

The Series A preferred shares shall be redeemed by the Company upon receipt of written notice from the holders of at least a majority of the then outstanding shares of Series A preferred shares on or after the fifth anniversary of the first sale of Series A preferred shares. The redemption price per share is equal to the greater of liquidation value or fair value determined on the date receipt of written redemption notice.

Stock Incentive Plan

On April 1, 2015, the Company adopted an equity incentive plan (the “Incentive Plan”) that allows the granting of up to 20,000,000 Incentives (Options and Restricted Stock Awards) to certain employees, directors, and consultants of the Company. Incentives granted under the Incentive Plan generally vest over four years.

LogicBlox-Predictix Holdings, Inc.

Notes to Consolidated Financial Statements

A summary of stock option activity as of and during the year ended December 31, 2015 is presented below:

		Weighted
		Average
	Number of	Exercise
	Options	Price
Outstanding Balance at December 31, 2014	—	$—
Granted	14,380,136	0.074
Exercised	(2,330,228)	0.074
Cancelled	(365,355)	0.074

Outstanding Balance at December 31, 2015	11,684,553	$0.074

The fair value of stock options is estimated at the date of grant with the option pricing model using various assumptions such as volatility, expected life, risk-free interest rate, dividend yield, and forfeiture rates.

•	Expected stock price volatility: There is no active market for the Company’s common stock providing a basis to estimate the expected volatility of the Company’s stock prices for the purpose of valuing stock options granted. Alternatively, the Company uses the historical volatility of 11 publicly traded peer companies that represents the primary industry sector within which the Company operates. When selecting its industry peer companies, the Company considers the size, stage in the life cycle, type of products being sold, and financial leverage of the peer companies in comparison to the Company. Volatility was 46% in 2015.

•	Expected term of stock options: The expected term of stock options represents the period of time stock options are expected to be outstanding. The Company has concluded that its historical experience does not provide a sufficient basis to estimate expected term and has chosen to use the simplified method under ASC 718 for computing the expected term. Under the simplified method, the expected option term is the average of the vesting period and the original contractual term which was 5.4 years for stock options issued in 2015.

•	Risk-free interest rate: The Company bases the risk-free interest rate on the interest rate payable on U.S. Treasury securities in effect at the time of grant for a period that is commensurate with the expected option term. The rate was 1.41% in 2015.

•	Expected annual dividends: The estimate for annual dividends is zero because the Company has not historically paid and does not intend to pay dividends on common stock in the foreseeable future.

LogicBlox-Predictix Holdings, Inc.

Notes to Consolidated Financial Statements

A summary of restricted stock awards activity as of and for the year ended December 31, 2015 is presented below:

		Weighted
		Average
		Grant
		Date
	Number of	Fair Value
	Shares	Per Share
Unvested at December 31, 2014	—	$—
Granted	1,565,000	0.074
Vested	(1,043,333)	0.074
Forfeited	—	—

Unvested at December 31, 2015	521,667	$0.074

For the year ended December 31, 2015, the Company recognized $350,046 of stock-based compensation expense. As of December 31, 2015, there was approximately $194,348 of total unrecognized compensation cost related to stock-based compensation arrangements granted under the Incentive Plan.

LogicBlox-Predictix Holdings, Inc.

Notes to Consolidated Financial Statements

10. Subsequent Events

The Company evaluated subsequent events through August 31, 2016, the date these financial statements were issued.

On January 19, 2016, the Company issued 27,165,434 of its Class B common stock for $0.92 per share for an aggregate purchase price of approximately $25,000,000, pursuant to a stock purchase agreement entered into by the Company with an outside investor, Infor, Inc., on January 18, 2016. Pursuant to the stock purchase agreement, the Company distributed dividends of approximately $19,500,000 including all unpaid and accrued dividends to its then outstanding Series A preferred shares using the proceeds from the Class B common stock issuance.

On June 23, 2016, Infor, Inc. entered into an agreement and plan of merger with the Company under which Infor, Inc. acquired the Company for $150 million, which is inclusive of the $25 million investment Infor, Inc. made in the Company on January 18, 2016. The acquisition was completed on June 27, 2016.